Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-249801) pertaining to the Leslie’s, Inc. 2020 Omnibus Incentive Plan,
(2)
Registration Statement (Form S-3 No. 333-261060) of Leslie’s, Inc.;

of our report dated December 10, 2021, with respect to the consolidated financial statements of Leslie’s, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended October 2, 2021.

/s/ Ernst & Young LLP

Phoenix, Arizona

December 10, 2021